GUARANTY
THIS GUARANTY (this “Guaranty”) is executed to be effective as of June 2, 2021, by STRATUS PROPERTIES INC., a Delaware corporation (the “Guarantor”) for the benefit of TEXAS CAPITAL BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders described in the Loan Agreement (together with its successors and assigns, being hereinafter referred to as “Agent”).
RECITALS
A.Borrower may, from time to time, be indebted to Agent and Lenders pursuant to that certain Loan Agreement of even date herewith (as modified, amended, renewed, extended, and restated from time to time, the “Loan Agreement”), executed by and among Borrower, Agent and the Lenders described therein.
B.The execution and delivery of this Guaranty is a condition precedent to the obligations of Agent and the Lenders to make loans or extend credit under the Loan Agreement and is an integral part of the transactions contemplated thereby.
C.Guarantor is the beneficial owner of a direct or indirect interest in Borrower and is an Affiliate of Borrower. The value of the consideration and benefit received and to be received by Guarantor, directly or indirectly, as a result of the extension of credit by Agent and Lenders to Borrower is a substantial and direct benefit to Guarantor.
AGREEMENT:
NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby guarantees to Agent the prompt payment and performance of the Guaranteed Obligations, this Guaranty being upon the following terms and conditions:
1.Definitions. All capitalized terms used in this Guaranty and not otherwise defined herein shall have the same meanings as given them in the Loan Agreement. As used in this Guaranty, the following terms have the following meanings:
“Affiliate” means when used with respect to any Person, any other Person that, directly or indirectly, Controls, is Controlled by, or is under common Control with that Person.
“Borrower” means The Saint June, L.P., a Texas limited partnership, and without limitation, Borrower’s successors and assigns (regardless of whether such successor or assign is formed by or results from any merger, consolidation, conversion, sale or transfer of assets, reorganization, or otherwise) including Borrower as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party hereafter appointed for Borrower or all or substantially all of its assets pursuant to any liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Debtor Relief Laws from time to time in effect.

“Carveout Obligations” means any losses, damages, costs, Expenses, liabilities, and any other obligations suffered or incurred by Agent or any of the Lenders (including attorneys’ fees and expenses), in connection with or resulting from any of the following:
(a)Any rents, issues or profits of the Property which are collected by or on behalf of the Borrower during an Event of Default and which are not applied to the normal operating expenses of the Property and any amounts due to Agent under the Loan Documents.
(b)The failure to pay any of the Impositions.
(c)Any intentional or grossly negligent waste on the Property committed by Borrower, Guarantor or any of their respective Affiliates.
(d)Any willful misconduct by Borrower, Guarantor or any of their respective Affiliates in violation of the Loan Documents (including interference with the exercise of remedies by Agent or any of the Lenders during the continuance of an Event of Default but excluding the failure to pay the Indebtedness; provided, however, that the good faith assertion of rights or defenses not otherwise waived in the Loan Documents by any such Person during the continuance of an Event of Default shall not constitute willful misconduct).
(e)Insurance and/or condemnation proceeds which are received by or on behalf of the Borrower and which are not delivered to the Agent or otherwise applied as required by the Loan Documents.
(f)Failure to keep the Property insured as required by the Loan Documents.
(g)The commission of any criminal act, fraud or intentional misrepresentation by Borrower, Guarantor or any of their respective Affiliates in connection with the Loan.
(h)Any fees or commissions paid by Borrower to any Affiliate in violation of the terms of the Loan Documents.
(i)The failure to pay expenses, charges or other liabilities that create liens on any portion of the Property to the extent such liens are not bonded over or discharged in accordance with the Loan Documents so that such liens are not encumbrances to the title of the Property.
(j)Upon foreclosure of the lien of the Loan Documents, the failure of the Borrower or any Affiliate of Borrower to deliver or surrender to the purchaser of the Property any real and personal property covered by any of the Loan Documents.
(k)Any amount owed to Agent or to Lenders pursuant to the Environmental Indemnity Agreement.

(l)Any breach by Borrower under or early termination of any Hedge Agreement entered into between Borrower and Agent or any Lenders (or any of their respective Affiliates), if any.
(m)Failure to maintain any accounts with Agent, to the extent required by the Loan Documents.
(n)Failure to pay to Agent all unearned advance rentals, security deposits or similar monetary deposits that have been paid by tenants of the Property (i) to the extent that such funds have not been refunded to such tenants, and (ii) to the extent payment to Agent is required under the Loan Documents.
(o)Any damages, costs and expenses arising from, or in connection with, Borrower’s failure to pay any amount resulting in a lien pursuant to Section 61 of the Texas Labor Code.
It being intended hereby that the Guarantor shall be personally liable and obligated to the full extent of each and all of the amounts described in the subsections of this paragraph and that the Agent shall not be limited in any way in enforcing such personal liability and obligation of the Guarantor.
“Cash Equivalents” means (a) cash, currency, or a credit balance in a demand, time, savings, passbook, or like account with Agent or a federal or state insured bank located in the United States, and (b) certificates of deposit that are issued by, and held at, Agent or a federal or state insured bank located in the United States and mature within 60 days from the date of issuance thereof.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Completion Obligations” means all of the Obligations of Borrower to achieve Completion on or before the Completion Date in accordance with the Loan Agreement and to pay all costs and expenses in connection therewith, including without limitation, the obligation to make any required “Completion Deposit” under the Loan Agreement and the obligation to fund any cost overruns if the Borrower’s equity plus the proceeds of the Loan allocated to achieve Completion are insufficient to achieve Completion on or before the Completion Date.
“Eligible Government Securities” means obligations: (a) which are (i) issued or guaranteed by the United States of America or any instrumentality thereof, (ii) regularly traded on a Public Market and are not subject to any suspension, revocations, or halting of its trading privileges, and (iii) not subject to any federal or state securities laws or other laws which restrict or limit their sale or transfer; (b) whose issuer is in compliance with all reporting requirements under the Commodity Exchange Act and any rules promulgated by the relevant exchange; and (c) whose issuer is not subject to a Regulatory Event.
“Eligible Securities” means common stock equity securities: (a) which are (i) regularly traded on a Public Market, (ii) freely sold by or for the account of Borrower and Agent without any restrictions under Rule 144 of the Securities Act of 1933, as amended, (iii) registered and freely saleable shares, (iv) were issued by an issuer that is compliance with all reporting requirements under the Commodity Exchange Act and any rules promulgated by the relevant exchange, (v) not issued or maintained by a hedge fund, and (vi) maintained in non-retirement accounts; (b) whose issuer’s trading privileges on the relevant exchange are not revoked, suspended or otherwise halted; and (c) whose issuer is not subject to a Regulatory Event.
“Environmental Indemnity Agreement” means that certain Environmental Indemnity Agreement dated of even date hereof executed by Borrower and Guarantor in favor of Agent, on behalf of Lenders.
“Excluded Rate Contract Obligation” means, with respect to Guarantor, any guarantee of any Swap Obligation under a Secured Rate Contract if, and only to the extent that and for so long as, all or a portion of the guarantee of Guarantor of such Swap Obligation under a Secured Rate Contract (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of Guarantor's failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee of Guarantor becomes effective with respect to such Swap Obligation under a Secured Rate Contract. If a Swap Obligation under a Secured Rate Contract arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation under a Secured Rate Contract that is attributable to swaps for which such guarantee becomes illegal.
“Expenses” means (a) all costs and expenses of Agent or any of the Lenders in connection with any default and the enforcement of this Guaranty or any other Loan Document, including, without limitation, the fees and expenses of their respective legal counsel, advisors, consultants, and auditors, (b) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of this Guaranty or any of the other Loan Documents, and (c) all other out of pocket costs and expenses incurred by Agent or any of the Lenders in connection with this Guaranty or any other Loan Document, including without limitation, any out of pocket costs and expenses incurred in servicing or administering the Loan (including costs or expenses related to any amendments or modifications), any litigation, dispute, suit, proceeding, or action; the enforcement of its rights and remedies, and the protection of its interests in bankruptcy, insolvency, or other legal proceedings.
“Fraudulent Transfer Laws” has the meaning assigned to such term in Section 14.
“Guaranteed Obligations” means all of the following:
(a)All Indebtedness including, without limitation, any and all pre- and post-maturity interest thereon (including post-petition interest and expenses and attorneys’ fees), if Borrower is the debtor in a bankruptcy proceeding under the Debtor Relief Laws, whether or not allowed with respect to Borrower under any Debtor Relief Law (subject to Section 2(b) hereof regarding liability for the repayment of the Indebtedness).
(b)All Obligations.
(c)Carveout Obligations.

(d)All Completion Obligations.
(e)All Expenses.
(f)Interest on the foregoing amounts in (b), (c), (d) and (e) in this definition from the date when due until the date paid at the Default Rate (as defined in the Note).
Notwithstanding the foregoing, “Guaranteed Obligations” does not include any Excluded Rate Contract Obligation.
“Hedge Agreement” has the meaning assigned to such term in the Loan Agreement.
“Indebtedness” has the meaning assigned to such term in the Loan Agreement.
“Lenders” means the Lenders described in the Loan Agreement, and their respective successors and assigns permitted under the Loan Agreement.
“Liquid Assets” means (a) Cash Equivalents, (b) Eligible Government Securities, and (c) Eligible Securities, as approved by Lender.
“Loans” means the loans evidenced by the Note and secured by the Security Instrument as further described in the Loan Agreement.
“NAV” is defined as the sum of (a) the estimated market value of Guarantor’s assets, minus (b) the book value of Guarantor’s tangible liabilities determined according to GAAP, and shall be calculated in accordance with the standards set forth in the “Cautionary Statement and Regulation G Disclosure” section of Guarantor’s Investor Presentation dated as of March 15, 2021, except that (x) asset values shall reflect current annual appraised (such appraisals to be conducted in accordance with USPAP) or estimated market value (as verified by Bank in Bank’s reasonable discretion) as of each year-end, (y) pro forma adjustments shall be made to reflect any assets with estimated market values representing more than 10% of the latest NAV disposed of prior to the date of the certification, and (z) tangible liabilities shall exclude any tangible liabilities representing more than 10% of the latest NAV paid or otherwise extinguished prior to the date of the certification.
“Note” means, collectively, each Promissory Note executed by Borrower and payable to each of the Lenders in the aggregate principal face amount of the Loans, as the same may be renewed, amended, extended, restated, or modified and all notes given in substitution therefor.
“Obligations” has the meaning assigned to such term in the Security Instrument.
“Person” means any individual, corporation, partnership (general or limited), joint venture, limited liability company, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision, agency, or other entity.
“Plans” means the plans and specifications and all modifications thereof and additions thereto, as more particularly described in the Loan Agreement.

“Public Market” means a nationally recognized United States public exchange or market acceptable to Lender on which securities, debt instruments, and/or mutual funds are regularly traded.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation under a Secured Rate Contract, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guarantee becomes effective with respect to such Swap Obligation under a Secured Rate Contract or such other person or entity who constitutes an “eligible contract participant” under the Commodity Exchange Act and who can cause another person or entity to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Regulatory Event” means, with respect to any issuer of any Eligible Government Securities or Eligible Securities, (a) there exists any investigation or proceeding made by any Governmental Authority against any director or senior officer of such issuer (to the extent the proposed violation is in connection with such Person’s duties at such issuer or could otherwise impact such Person’s role at such issuer) for violation or breach of Law that could result in a material adverse effect on such issuer, or (b) such issuer is subject to any insolvency or bankruptcy proceedings.
“Secured Rate Contract” means any Secured Hedge Agreement which Lender has acknowledged in writing constitutes a “Secured Rate Contract” hereunder.
“Security Instrument” means that certain Deed of Trust, Security Agreement and Assignment of Rents of even date herewith, executed by the Borrower in favor of the Trustee named therein, for the benefit of Agent, as Administrative Agent for the Lenders.
“Subordinated Debt” has the meaning assigned to such term in Section 7.
“Swap Obligation” means, with respect to Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
2.Payment.
(a)Guarantor hereby unconditionally and irrevocably guarantees to Agent for the benefit of Lenders, as a continuing guaranty of payment, and not merely as a guaranty of collection, the prompt payment when due, whether at stated maturity, by required prepayment, by lapse of time, by acceleration of maturity, demand, or otherwise, and at all times thereafter, of the Guaranteed Obligations. This Guaranty covers the Guaranteed Obligations, whether presently outstanding or arising subsequent to the date hereof, including all amounts advanced by Agent of any of the Lenders in stages or installments. The guaranty of Guarantor as set forth in this Section is a continuing guaranty of payment and not a guaranty of collection. Guarantor may be required to pay and perform the Guaranteed Obligations in full without assistance or support from Borrower or any other party. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether on the scheduled payment date, by lapse of time, by acceleration of maturity, or otherwise, Guarantor shall, immediately upon demand by Agent, pay the amount due on the Guaranteed Obligations to Agent at Agent’s address for payment as set forth in the Note. Any such demand may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations.
(b)Notwithstanding the foregoing, but subject to Section 2(d) below, at such time as the Borrower delivers to Agent evidence satisfactory to Agent that Completion has occurred and all the conditions set forth in Section 3.10 of the Loan Agreement with respect to Agent and Lenders’ obligations to make the final Advance have been satisfied, provided no Event of Default then exists, the liability of Guarantor with respect to Indebtedness only will be limited to 50% of the total amount of the Indebtedness; provided that Guarantor’s liability under each other clause of the definition of Guaranteed Obligations will not be affected.
(c)Notwithstanding the foregoing, but subject to Section 2(d) below, at such time as the Borrower delivers to Lender evidence satisfactory to Lender that the Debt Service Coverage Ratio then equals or exceeds 1.25:1.00, calculated as of the end of the second calendar month preceding the date of such calculation, provided no Event of Default then exists, the liability of Guarantor with respect to Indebtedness only will be terminated in its entirety; provided that Guarantor’s liability under each other clause of the definition of Guaranteed Obligations will not be affected.
(d)NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS GUARANTY INCLUDING WITHOUT LIMITATION ANY LIMITATION OR REDUCTION IN LIABILITY CONTAINED IN THE DEFINITION OF GUARANTEED OBLIGATIONS, GUARANTOR SHALL BE FULLY AND PERSONALLY LIABLE TO AGENT AND LENDERS FOR THE PAYMENT IN FULL OF THE INDEBTEDNESS AND PERFORMANCE OF THE OBLIGATIONS, IN ADDITION TO ANY LIABILITY FOR THE GUARANTEED OBLIGATIONS, IF THERE SHALL BE AN EVENT OF DEFAULT (REGARDLESS IF SUCH EVENT OF DEFAULT IS SUBSEQUENTLY CURED) UNDER:
(i)SECTION 8.5 (INSOLVENCY; BANKRUPTCY) OF THE LOAN AGREEMENT.
(ii)SECTION 8.9 (DISPOSITION OF PROPERTY OR BENEFICIAL INTEREST IN BORROWER) OF THE LOAN AGREEMENT.
3.Performance.
(a)Guarantor hereby unconditionally and irrevocably guarantees to Agent and Lenders the timely performance of the Guaranteed Obligations, and not merely as a guaranty of collection. If any of the Guaranteed Obligations are not satisfied or complied with in any respect whatsoever, and without the necessity of any notice from Agent or any Lenders to Guarantor, Guarantor agrees to indemnify and hold Agent and Lenders harmless from any and all loss, cost, liability, or expense that Agent and Lenders may suffer by any reason of any such non-performance or non-compliance. The obligations and liability of Guarantor under this Section shall not be limited or restricted by the existence of, or any terms of, the guaranty of payment under Section 2 of this Guaranty.
(b)If an Event of Default exists or the Completion Obligations are not timely performed by Borrower in accordance with the Loan Documents (taking into account any applicable grace, notice or cure period), Agent may elect, in its sole discretion in a written notice to Guarantor, to require Guarantor to satisfy the Completion Obligations. If Agent has requested Guarantor to perform the Completion Obligations pursuant hereto, Guarantor will be entitled to request and draw all of the undisbursed Loans proceeds intended to be used for the construction of the Improvements pursuant to the Budget (but not in excess of the committed amount of the Loans), together with any Completion Deposit. Lenders shall disburse such funds for the purpose of, and to the extent necessary for, performance of the Completion Obligations, provided that: (i) Guarantor shall be performing the Completion Obligations or causing the performance of the same with due diligence; (ii) Guarantor shall have made all required deposits into the Completion Deposit and all other deposits required under the Loan Agreement; (iii) all disbursements of Loan proceeds to Guarantor shall be secured by the Loan Documents with the same priority as all previous advances of Loan proceeds to Borrower; (iv) Guarantor shall have cured all continuing Events of Default, provided that Guarantor shall not be required to cure any non-monetary Event of Default which is personal to Borrower and therefore not susceptible to cure by Guarantor; and (v) Guarantor shall otherwise comply with the provisions of the Loan Agreement concerning the performance of the Completion Obligations including the requirements for advance requests and disbursement of proceeds of the Loans.
(c)If following Agent’s request of Guarantor to perform the Completion Obligations, the Completion Obligations are not timely performed by Guarantor in accordance with the Loan Documents (taking into account any applicable grace, notice or cure period), Agent may elect, in its sole discretion in a written notice to Guarantor, to cause the satisfaction of the Completion Obligations, which Guarantor will fully indemnify and hold harmless Agent and Lenders for, from and against all loss, cost, damage, expense or liability that Agent and Lenders may suffer in respect of Agent and Lenders’ performance of the Completion Obligations INCLUDING AGENT AND LENDERS’ NEGLIGENCE AND/OR STRICT LIABILITY, except to the extent that the same may result from the willful misconduct or gross negligence of Agent, Lenders or any of their respective employees or agents. Agent may elect to perform such Completion Obligations before or after commencement of foreclosure proceedings or before or after exercise of any other right or remedy of Agent against Borrower or Guarantor, with such changes or modifications in the Plans that Agent deems necessary and expend such sums as Agent, in its discretion, deems necessary or advisable to complete the Improvements. Guarantor hereby waives any right to contest any such necessary or advisable expenditures. The amount of any and all expenditures made by Agent for the foregoing purposes shall be due and payable by Guarantor to Agent upon demand together with interest as provided in the Loan Documents. Agent does not have and shall never have any obligation to complete the Improvements or take any action to cause such completion. The liability and obligations under this subsection will not be limited or restricted by the existence of any other section of this Guaranty or by the terms of any other guaranty relating to the Loans.
4.Primary Liability of Guarantor.
(a)This Guaranty is an absolute, irrevocable, and unconditional guaranty of payment and performance. Guarantor is and shall be liable for the payment and performance of the Guaranteed Obligations, as set forth in this Guaranty, as a primary obligor.
(b)In the event of default in payment or performance of the Guaranteed Obligations, or any part thereof, when such Guaranteed Obligations become due, whether by its terms, by acceleration, or otherwise, Guarantor shall promptly pay the amount due thereon to Agent without notice or demand, of any kind or nature (except to the extent expressly required by the Loan Documents), in lawful money of the United States of America or perform the obligations to be performed hereunder, and it shall not be necessary for Agent or any of the Lenders in order to enforce such payment and performance by Guarantor first, or contemporaneously, to institute suit or exhaust remedies against Borrower or any other Person liable on the Guaranteed Obligations, or any part thereof, or to enforce any rights, remedies, powers, privileges, or benefits of Agent or Lenders against any property, security, or other collateral which shall ever have been given to secure the Guaranteed Obligations.
(c)Suit may be brought or demand may be made against Guarantor or any other guaranty in favor of Agent (on behalf of Lenders) covering all or any part of the Guaranteed Obligations, or against any one or more of them, separately or together, without impairing the rights of Agent against any party hereto. Any time that Agent is entitled to exercise its rights or remedies hereunder, Agent may in its discretion elect to demand payment and/or performance. If Agent elects to demand performance, then it shall at all times thereafter have the right to demand payment until all of the Guaranteed Obligations have been paid and performed in full. If Agent elects to demand payment, then it shall at all times thereafter have the right to demand performance until all of the Guaranteed Obligations have been paid and performed in full.
5.Other Guaranteed Obligations. If Guarantor becomes liable for any indebtedness owing by Borrower to Agent or any of the Lenders, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights hereunder shall be cumulative of any and all other rights that Agent or any of the Lenders may ever have against Guarantor. The exercise by Agent or any of the Lenders of any right hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right by Agent or any of the Lenders.
6.Waiver of Subrogation. Notwithstanding anything to the contrary contained herein, until the Indebtedness has been indefeasibly paid, the Obligations have been fully performed and any commitments of Agent and the Lenders with respect to the Guaranteed Obligations are terminated, Guarantor waives to the extent permitted by applicable law any right of subrogation, reimbursement, indemnification, or contribution arising from Borrower to

Guarantor. If Guarantor is or becomes an “insider” under any Debtor Relief Law with respect to Borrower, then Guarantor hereby irrevocably and absolutely waives any and all rights of contribution, indemnification, reimbursement or any similar rights against Borrower with respect to this Guaranty (including any right of subrogation, except to the extent of collateral held by Agent), whether such rights arise under an express or implied contract or by operation of law. It is the intention of the parties that Guarantor shall not be deemed to be a “creditor” under any Debtor Relief Law of Borrower by reason of the existence of this Guaranty.
7.Subordinated Debt. All indebtedness, liabilities, and obligations of Borrower to Guarantor (the “Subordinated Debt”) now or hereafter existing, due or to become due to Guarantor, or held or to be held by Guarantor, whether created directly or acquired by assignment or otherwise, and whether evidenced by written instrument or not, shall be expressly subordinated to the Guaranteed Obligations. Until such time as the Guaranteed Obligations are paid and performed in full and all commitments to lend under the Loan Documents have terminated, Guarantor agrees not to receive or accept any payment from Borrower with respect to the Subordinated Debt at any time an Event of Default exists before or after giving effect thereto; and, in the event Guarantor receives any payment on the Subordinated Debt in violation of the foregoing, Guarantor will hold any such payment in trust for Agent and forthwith turn it over to Agent in the form received, to be applied to the Guaranteed Obligations, but without reducing or affecting in any manner the liability of the Guarantor under this Guaranty.
8.Obligations Not to be Diminished. Guarantor hereby agrees that its obligations under this Guaranty shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event (other than the actual payment or performance thereof), including, without limitation, one or more of the following events, whether or not with notice to or the consent of Guarantor: (a) the taking or accepting of collateral as security for any or all of the Guaranteed Obligations or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Obligations; (b) any partial release of the liability of Borrower or the full or partial release of any other guarantor or obligor from liability for any or all of the Guaranteed Obligations; (c) any disability, dissolution, insolvency, or bankruptcy of Borrower, or any other guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Obligations; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Guaranteed Obligations or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Obligations, including changes in the Plans and other terms or aspects of construction of the Improvements; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by Agent to Borrower, Guarantor, or any other party ever liable for any or all of the Guaranteed Obligations; (f) any neglect, delay, omission, failure, or refusal of Agent to take or prosecute any action for the collection of any of the Guaranteed Obligations or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Obligations; (g) the unenforceability or invalidity of any or all of the Guaranteed Obligations or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Obligations; (h) any payment by Borrower or any other party to Agent is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason Agent is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the Guaranteed Obligations; (j) the non-perfection of any security interest or lien securing any or all of the Guaranteed Obligations; (k) any impairment of any collateral securing any or all of the Guaranteed Obligations; (l) the failure of Agent to sell any collateral securing any or all of the Guaranteed Obligations in a commercially reasonable manner or as otherwise required by law; (m) any change in the corporate, partnership, or limited liability company, as applicable, existence, structure, or ownership of Borrower; or (n) any other circumstance which might otherwise constitute a defense available to, or discharge of, Borrower or Guarantor, other than the actual payment of the Indebtedness or performance of the Obligations.
9.Waivers. Guarantor waives for the benefit of Agent: (a) any right to revoke this Guaranty with respect to future Indebtedness; (b) any right to require Agent to do any of the following before Guarantor is obligated to pay the Guaranteed Obligations or before Agent may proceed against Guarantor: (i) sue or exhaust remedies against Borrower or any other guarantors or obligors; (ii) sue on an accrued right of action in respect of any of the Guaranteed Obligations or bring any other action, exercise any other right, or exhaust all other remedies or (iii) enforce rights against Borrower’s assets or any collateral pledged by Borrower to secure the Guaranteed Obligations; (c) any right relating to the timing, manner, or conduct of Agent’s enforcement of rights against Borrower’s assets or any collateral pledged by Borrower to secure the Guaranteed Obligations; (d) if both Guarantor and Borrower or any other Person have pledged assets to secure the Guaranteed Obligations, any right to require Agent to proceed first against any such other collateral before proceeding against any collateral pledged by Guarantor; (e) except as expressly required hereby, promptness, diligence, notice of any default under the Guaranteed Obligations, notice of acceleration or intent to accelerate, demand for payment, notice of acceptance of this Guaranty, presentment, notice of protest, notice of dishonor, notice of the incurring by Borrower of additional indebtedness, notice of any suit or other action by Agent against Borrower or any other Person, any notice to any Person liable for the obligation which is the subject of the suit or action, and all other notices and demands with respect to the Guaranteed Obligations and this Guaranty; (f) (i) any principles or provisions of law, statutory, or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting Guarantor’s liability hereunder or the enforcement hereof, and (iii) any requirement that Agent protect, secure, perfect, or insure any security interest or lien or any property subject thereto; and (g) any and all rights or defenses regardless whether they arise under (i) Section 43.001–005 of the Tex. Civ. Prac. & Rem. Code, as amended (ii) Section 17.001 of the Texas Civil Practice and Remedies Code, as amended, (iii) Rule 31 of the Texas Rules of Civil Procedure, as amended, (iv) common law, in equity, under contract, by statute, or otherwise, or (v) Sections 51.003, 51.004 and 51.005 of the Texas Property Code, as amended.
10.Insolvency. Should Guarantor become insolvent, or fail to pay Guarantor’s debts generally as they become due, or voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law, or become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights of Agent or Lenders granted hereunder, then, in any such event, the Guaranteed Obligations shall be, as between Guarantor and Agent and each of the Lenders, a fully matured, due, and payable obligation of Guarantor to Agent and to each of the Lenders (without regard to whether Borrower is then in default under any of the Loan Documents or whether the Obligations, or any part thereof is then due and performable by

Borrower or any other party to Agent and to Lenders), payable in full by Guarantor to Agent and to each of the Lenders upon demand, which shall be the estimated amount owing in respect of the contingent claim created hereunder.
11.Termination; Reinstatement. Guarantor’s obligations hereunder shall remain in full force and effect until all commitments to lend under the Loan Documents have terminated, and the Guaranteed Obligations have been paid in full. If at any time any payment of the principal of or interest on or any other amount payable by Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, then Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.
12.Representations and Warranties. Guarantor represents and warrants the following:
(a)It is duly organized and in good standing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform this Guaranty, and all necessary authority has been obtained.
(b)This Guaranty constitutes its legal, valid, and binding obligation enforceable in accordance with its terms, except as limited by Debtor Relief Laws.
(c) The making and performance of this Guaranty does not and will not violate the provisions of any applicable law, regulation, or order, and does not and will not result in the breach of, or constitute a default or require any consent (that has not been obtained) under, any material agreement, instrument, or document to which Guarantor is a party or by which it or any of its property may be bound or affected.
(d)All consents, approvals, licenses, and authorizations of, and filings and registrations with, any Governmental Authority required under applicable law and regulations for the making and performance of this Guaranty have been obtained or made and are in full force and effect.
(e)By virtue of its relationship with Borrower, the execution, delivery, and performance of this Guaranty is for the direct benefit of Guarantor and it has received good, valuable and sufficient consideration for this Guaranty.
(f)Guarantor has, independently and without reliance upon Agent or any of the Lenders and based upon such documents and information as Guarantor has deemed appropriate, made its own analysis and decision to enter into this Guaranty.
(g)Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning the financial condition and assets of Borrower, and Guarantor is not relying upon Agent or any of the Lenders to provide (and Agent and the Lenders shall have no duty to provide) any such information to Guarantor either now or in the future.

(h)All of the assets listed on Guarantor’s financial statements delivered to Agent and to be delivered to Agent are available to pay the Guaranteed Obligations without the joinder of any other party.
(i)All information, financial statements, reports, papers, and data given or to be given to Agent by or on behalf of Guarantor are now, or at the time of preparation will be, accurate, complete, and correct in all material respects and do not, or will not, knowingly omit any fact that is necessary to prevent the facts contained therein from being materially misleading.
(j)Guarantor is the beneficial owner of a direct or indirect interest in Borrower. The value of the consideration and benefit received and to be received by Guarantor, directly or indirectly, as a result of the extension of credit to Borrower is a substantial and direct benefit to Guarantor.
(k)No Material Adverse Event has occurred with respect to Guarantor.
(l)The making and performance of this Guaranty does not result in the creation or imposition of any lien, charge, or encumbrance of any nature upon any of Guarantor’s property or assets.
(m)Guarantor (i) has filed on or before the respective due dates all federal, state, county, municipal, city, income, and other tax returns required to have been filed by Guarantor, including, without limitation, those required under the Tax Code, (ii) is not delinquent in filing those returns or extensions, if any, (iii) has paid all taxes and related liabilities that are due pursuant to those returns or pursuant to any assessments received by Guarantor to the extent those taxes have become due, (iv) does not know of any basis for any additional assessment regarding any such taxes and related liabilities, and (v) believes its tax returns reflect the income and taxes of Guarantor for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit; provided, however, that Guarantor may make a good faith contest of any amounts referenced in this subsection in the manner provided in the Loan Agreement.
(n)Except as disclosed in writing to Agent, there are no (i) judicial, administrative, mediation, or arbitration actions, suits, or proceedings, at law or in equity, before any Governmental Authority or arbitrator pending or threatened in writing against or affecting Guarantor that, if decided adversely, will have a Material Adverse Event (as defined in the Loan Agreement), or (ii) outstanding or unpaid judgments against Guarantor.
(o)No bankruptcy or insolvency proceedings are pending or contemplated by Guarantor.
(p)Guarantor is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, nor is Guarantor “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(q)Guarantor is not engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock, and none of the proceeds of the Note shall be used, directly or indirectly, to purchase or carry any margin stock or made available by Guarantor in any manner to any other Person to enable or assist that Person in Purchasing or carrying margin stock, or shall be otherwise used or made available for any other purpose that might violate the provisions of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System.
(r)There are no outstanding citations, notices or orders of non-compliance issued to Guarantor or relating to its businesses, assets, property, leaseholds or equipment under any such laws, rules or regulations.
(s)Guarantor, and each of Guarantor’s Affiliates, are in compliance with (i) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended), and all other enabling legislation or executing order relating thereto, (ii) the Patriot Act, and (iii) all other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. Guarantor authorizes Agent to obtain, verify and record information that identifies Guarantor that may include the names and addresses of such parties and other information that will allow Agent to identify such parties in accordance with the requirements of Anti-Terrorism Laws.
13.Covenants. So long as this Guaranty remains in full force and effect, Guarantor shall, unless Agent shall otherwise consent in writing:
(a)Maintain full and accurate books and other records (in accordance with the Accounting Principles).
(b)Furnish to Agent the financial information required to be delivered under the Loan Agreement, together with such additional information concerning Guarantor as Agent may request.
(c)Obtain at any time and from time to time all authorizations, licenses, consents, or approvals as shall now or hereafter be necessary or desirable under all applicable laws or regulations or otherwise in connection with the execution, delivery, and performance of this Guaranty and will promptly furnish copies thereof to Agent.
(d)From time to time at the reasonable request of Agent, Guarantor shall promptly deliver to Agent any certification or other evidence reasonably requested by Agent confirming compliance by Guarantor with all Anti-Terrorism Laws, and confirming that neither Guarantor (nor any Person owning any direct interest of any nature whatsoever in Guarantor) is a Prohibited Person, and
(e)If Agent or any of the Lenders reasonably believes that Guarantor or any Affiliate of Guarantor may have breached any of the representations, warranties, or covenants set forth in the Loan Documents relating to any Anti-Terrorism Laws or the identity of any Person as a Prohibited Person, then Agent and each of the Lenders shall have the right, with or without notice to Borrower, Guarantor, or any other Person, to (i) notify the appropriate Governmental Authority and to take such action as such Governmental Authority or applicable Anti-Terrorism Laws may direct, (ii) decline any payment (or deposit such payment with an appropriate United States Governmental Authority) or decline any prepayment or consent request, and/or (iii) declare an Event of Default and immediately accelerate the Indebtedness in connection therewith. Guarantor agrees that Guarantor shall not assert any claim (and hereby waives, for itself and on behalf of such other Persons any claim that they may now or hereafter have) against Agent or any Lenders or any of their Affiliates, successors, assigns, representatives, or agents for any form of damages as a result of any of the foregoing actions, regardless of whether or not Agent or such Lender’s reasonable belief is ultimately demonstrated to be accurate.
(f)Maintain minimum unencumbered Liquid Assets of at least $10,000,000.00. Within ninety (90) days after the end of each fiscal year of Guarantor, commencing with the period ending December 31, 2021, Guarantor shall deliver to Bank verification of Guarantor’s Liquid Assets and compliance with this covenant in form and substance acceptable to Bank, in Bank’s sole discretion.
(g)Maintain a NAV of at least $125,000,000.00. Within ninety (90) days after the end of each fiscal year of Guarantor, commencing with the period ending December 31, 2021, Guarantor shall deliver to Bank verification of Guarantor’s NAV and compliance with this covenant in form and substance acceptable to Bank, in Bank’s sole discretion.
14.No Fraudulent Transfer. It is the intention of Guarantor and Agent that the amount of the Guaranteed Obligations guaranteed by Guarantor by this Guaranty shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer, or similar laws applicable to Guarantor (collectively, “Fraudulent Transfer Laws”). Accordingly, notwithstanding anything to the contrary contained in this Guaranty or any other agreement or instrument executed in connection with the payment of any of the Guaranteed Obligations, the amount of the Guaranteed Obligations guaranteed by Guarantor by this Guaranty shall be limited to that amount which after giving effect thereto would not (a) render Guarantor insolvent, (b) result in the fair saleable value of the assets of Guarantor being less than the amount required to pay its debts and other liabilities (including contingent liabilities) as they mature, or (c) leave Guarantor with unreasonably small capital to carry out its business as now conducted and as proposed to be conducted, including its capital needs, as such concepts described in clauses (a), (b) and (c) of this Section are determined under applicable law, if the obligations of Guarantor hereunder would otherwise be set aside, terminated, annulled or avoided for such reason by a court of competent jurisdiction in a proceeding actually pending before such court. For purposes of this Guaranty, the term “applicable law” means as to Guarantor each statute, law, ordinance, regulation, order, judgment, injunction or decree of the United States or any state or commonwealth, any municipality, any foreign country, or any territory, possession or governmental authority applicable to Guarantor. Any analysis of the provisions of this Guaranty for purposes of Fraudulent Transfer Laws shall take into account the right of contribution against any other Guarantor and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under the Guaranty.

15.Successors and Assigns. This Guaranty is for the benefit of Agent, Lenders and their respective successors and assigns, and, in the event of an assignment of the Guaranteed Obligations, or any part thereof, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty is binding on Guarantor, and Guarantor’s successors and permitted assigns; provided that, Guarantor may not assign its obligations under this Guaranty without obtaining Agent’s prior written consent, and any assignment purported to be made without Agent’s prior written consent shall be null and void.
16.Setoff Rights. Agent shall have the right to set off and apply against this Guaranty or the Guaranteed Obligations or both, at any time during the existence of an Event of Default and without notice to Guarantor, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Agent to Guarantor whether or not the Guaranteed Obligations are then due and irrespective of whether or not Agent shall have made any demand under this Guaranty. As further security for this Guaranty and the Guaranteed Obligations, Guarantor hereby grants to Agent a security interest in all deposits (general or special, time or demand, provisional or final) other accounts of Guarantor, money, instruments, and other property of Guarantor now or hereafter on deposit with or held by Agent and all other sums at any time credited by or owing from Agent to Guarantor. The rights and remedies of Agent hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Agent may have.
17.Time of Essence; Recitals. Time shall be of the essence in this Guaranty with respect to all of Guarantor’s obligations hereunder. The recitals of this Guaranty are incorporated into this Guaranty.
18.Choice of Law; Venue. THIS GUARANTY AND ANY CONTROVERSY, DISPUTE, CLAIM OR CAUSE OF ACTION  ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER LOAN DOCUMENTS, THE BREACH THEREOF, THE TRANSACTIONS CONTEMPLATED THEREBY, OR ANY OTHER DISPUTE BETWEEN OR AMONG THE PARTIES TO THE LOAN DOCUMENTS (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND INTERPRETED PURSUANT TO  THE LAWS OF THE STATE OF TEXAS; PROVIDED THAT AGENT SHALL RETAIN ALL RIGHTS UNDER FEDERAL LAW.  THIS GUARANTY HAS BEEN ENTERED INTO IN DALLAS COUNTY, TEXAS, AND IS PERFORMABLE FOR ALL PURPOSES IN DALLAS COUNTY, TEXAS.  THE PARTIES HEREBY AGREE THAT ANY LAWSUIT, ACTION, OR PROCEEDING THAT IS BROUGHT (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED THEREBY, OR THE ACT, CONDUCT, OR OMISSION OF AGENT, LENDERS OR ANY OF THEIR RESPECTIVE AGENTS IN THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS SHALL BE BROUGHT IN A STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED IN DALLAS COUNTY, TEXAS. GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS, (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH LAWSUIT, ACTION, OR PROCEEDING BROUGHT IN ANY SUCH COURT,

AND (C) FURTHER WAIVES ANY CLAIM THAT IT MAY NOW OR HEREAFTER HAVE THAT ANY SUCH COURT IS AN INCONVENIENT FORUM.  EACH OF THE PARTIES HERETO AGREE THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED AT THE ADDRESS FOR NOTICES REFERENCED IN SECTION 19 HEREOF.
19.Notices. Whenever any notice is required or permitted to be given under the terms of this Guaranty, the same shall, except as otherwise expressly provided for in this Guaranty, be given in writing, and sent by: (a) certified mail, return receipt requested, postage pre-paid; (b) a national overnight delivery service; (c) hand delivery with written receipt acknowledged; or (d) facsimile, followed by a copy sent in accordance with clause (b) or (c) of this Section sent the same day as the facsimile, in each case to the address or facsimile number (together with a contemporaneous copy to each copied addressee), as applicable, in the case of Guarantor, set forth on the signature page to this Guaranty, and in the case of Agent, set forth in the Loan Agreement. Agent and Guarantor shall not conduct communications contemplated by this Guaranty by electronic mail or other electronic means, except by facsimile transmission as expressly provided in this Section, and the use of the phrase “in writing” or the word “written” shall not be construed to include electronic communications except by facsimile transmissions as expressly provided in this Section. Any notice required or given hereunder shall be deemed received the same Business Day if sent by hand delivery or facsimile, the next Business Day if sent by overnight courier, or 3 Business Days after posting if sent by certified mail, return receipt requested; provided that any notice received after 5:00 p.m. Dallas, Texas time on any Business Day or received on any day that is not a Business Day shall be deemed to have been received on the following Business Day.
20.Amendments; Counterparts. This Guaranty may be amended only by an instrument in writing executed by Guarantor and Agent. This Guaranty may be executed in multiple counterparts, each of which, for all purposes, shall be deemed an original, and all of which taken together shall constitute but one and the same instrument.
21.Joint and Several Liability. The promises and agreements herein shall be construed to be and are hereby declared to be the joint and several promises and agreements of each Guarantor and shall constitute the joint and several obligations of each Guarantor and shall be fully binding upon and enforceable against each Guarantor. Neither the death nor release of any Person or party to this Guaranty shall affect or release the joint and several liability of any other Person or party. Agent may at its option enforce this Guaranty against one or any Guarantor, and Agent shall not be required to resort to enforcement against each Guarantor, and the failure to proceed against or join any Guarantor shall not affect the joint and several liability of any other Guarantor.
22.Keepwell. Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Guarantor to honor all of its obligations under this Guaranty in respect of Swap Obligations (if any) under any Secured Rate Contract (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect as long as this Guaranty remains in effect. Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
23.Waiver of Consequential, Punitive and Speculative Damages. Neither Agent, nor any Lenders, nor any of their respective Affiliates, officers, directors, employees, attorneys, or agents, shall have any liability with respect to any claim for any special, indirect, incidental, or consequential damages (including any claim for loss of profits, revenue or business) suffered or incurred by Borrower or Guarantor  or any other Loan Party however caused and based on any theory of liability arising out of, or in any way related to, this Guaranty or any of the other Loan Documents, or any of the transactions contemplated by this Guaranty or any of the other Loan Documents, or the conduct, acts, or omissions of Agent, Lenders or any of their agents in the negotiation, administration, or enforcement thereof. GUARANTOR HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE AGENT, LENDERS OR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, OR AGENTS FOR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS, OR THE CONDUCT, ACTS OR OMISSIONS OF AGENT, LENDERS  OR ANY OF THEIR RESPECTIVE AGENTS IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT OF THIS GUARANTY OR ANY OF THE LOAN DOCUMENTS.
24.WAIVER OF JURY TRIAL. THE PARTIES ACKNOWLEDGE THAT THE RIGHT TO A TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT SUCH RIGHT MAY BE WAIVED. AGENT AND GUARANTOR AFTER CONSULTING (OR HAVING THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND EXPRESSLY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING IN ANY WAY TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE CONDUCT, ACTS OR OMISSIONS OF AGENT OR LENDERS OR BORROWER OR GUARANTOR OR ANY OF THE OTHER LOAN PARTIES OR ANY OF THEIR AGENTS IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE

BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
25.Final Agreement. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
[Remainder of Page Intentionally Left Blank - Signature Page Follows]

EXECUTED to be effective as of the date first above written.
GUARANTOR:
STRATUS PROPERTIES INC.,
a Delaware corporation
By:    /s/ Erin D. Pickens
Erin D. Pickens,
Senior Vice President

STATE OF TEXAS        §
                §
COUNTY OF TRAVIS    §

The foregoing instrument was acknowledged before me this 20th day of May, 2021, by Erin D. Pickens, Senior Vice President of Stratus Properties Inc., a Delaware corporation, on behalf of said entity, who is personally known to me, and did take an oath.

/s/ Connie J. Carley
Notary Public in and for the State of Texas
[SEAL]
Printed Name: Connie J. Carley
My Commission Expires: 1-22-2023

Guaranty
Signature Page